Date:  April 21, 1997





Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.
































                                 Page 31

              AMENDMENTS TO THE MISSOURI NATURAL GAS DIVISION OF
                   LACLEDE GAS COMPANY DUAL SAVINGS PLAN
              --------------------------------------------------


The following amendments are all effective November 1, 1989.

1. The first sentence of paragraph (a) of Section IV is hereby amended to read in its entirety as follows:

    "Each Participant shall designate as such Participant's Participant Matchable Deposit hereunder 2%, 3%, 4%, 5%, or 6% of such Participant's Earnings in any Plan Year as either Pre-Tax Deposits for credit to such Participant's Pre-Tax Deposit Account or as Post-Tax Deposits for credit to such Participant's Post-Tax Deposit Account, whichever such Participant designates."

2. The last sentence of paragraph (c) of Section IV is hereby amended to read in its entirety as follows:

    "Each Participant must also designate the portion of such Participant's Participant Non-Matchable Deposits which are Pre-Tax Deposits to be credited to such Participant's Pre-Tax Deposit Account and/or which are Post-Tax Deposits to be credited to such Participant's Post-Tax Deposit Account."

3. A new unnumbered paragraph is added at the beginning of paragraph (d) of Section IV to read as follows:

    "The aggregate amount of Participant Pre-Tax Deposits for each individual Participant (during the Participant's taxable year) shall not exceed the limitation on deferrals under Section 402 of the Code (as such limitation is, or may be, adjusted or increased by Section 415(d) or any other provision of the Code) for an individual's taxable year. If Pre-Tax Deposits exceed the Code Section 402 limit, they shall be distributed to the Participant, after first being reduced by any excess Pre-Tax Deposits previously distributed to the Participant for the Plan Year beginning within the Participant's taxable year."

4.  A new unnumbered paragraph is hereby added at the end of subparagraph
    (1) of Section IV(e) to read as follows:

    "For Plan Years beginning before November 1, 1997, the ADP of a Family Group, as defined below, shall be determined by calculating the ratio of the aggregated Pre-Tax Deposits of the Family Group to the Earnings of the Family Group. The ADP of the Family Group shall be used in the calculation of the ADP for the Highly Compensated Employee group. If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group. For the purpose of this section, Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employee's
    Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and Employee spouses of such ascendants and descendants). A Family Group will be treated as a single Employee for Plan Years beginning before November 1, 1997."


                                 Page 32

5. The last unnumbered paragraph of subparagraph (2) of Section IV(e) is hereby amended to read in its entirety as follows:

    "The higher amount of (i) and (ii) in this subparagraph (2) is hereinafter in this Section IV(e) called the "Base Deferral Percentage". If the ADP for the Highly Compensated Employees' group exceeds the Base Deferral Percentage (any such excess being hereinafter in this Section IV(e) called the "Excess Deferral"), then prior to the end of the Plan Year, the Pre-Tax Deposit percentage of each of those Participants in the Highly Compensated Employees group whose ADP shall be greater than the Base Deferral Percentage shall be reduced as necessary (to eliminate the Excess Deferral) in a manner whereby the ADP of such Participants shall be equal to the Base Deferral Percentage, by refunding such Excess Deferral to such Participants.
    The ADP for the Highly Compensated Employee with the highest percentage shall be reduced to the extent necessary to satisfy the ADP test or to cause such ratio to equal the ADP of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the ADP test is satisfied. Any refunded amounts shall include any applicable income earned on such amounts during the Plan Year."

6. The last unnumbered paragraph of subparagraph (3) of Section IV(e) is hereby replaced in its entirety with two new unnumbered paragraphs to read as follows:

    "The higher amount of (i) and (ii) in this subparagraph (3) is hereinafter in this Section IV(e) called the "Base Contribution Percentage". If the ACP for the Highly Compensated Employees' group exceeds the Base Contribution Percentage (any such excess being hereinafter in this Section IV(e) called the "Excess Contribution"), then prior to the end of the Plan Year, the Post-Tax Deposit percentage and/or the Company contribution of each of those Participants in the Highly Compensated Employees' group whose ACP shall be greater than the Base Contribution Percentage shall be reduced as necessary (to eliminate the Excess Contribution) in a manner whereby the ACP of such Participants shall be equal to the Base Contribution Percentage, by refunding the Excess Contribution to such Participants and/or the Company. The ACP for the Highly Compensated Employee with the highest percentage shall be reduced to the extent necessary to satisfy the ACP test or to cause such ratio to equal the ACP of the Highly Compensated Employee with the next highest ratio. This process shall be repeated until the ACP test is satisfied. Any such refunded amounts shall include any applicable income earned on such amounts during the Plan Year.

    For Plan Years beginning before November 1, 1997, the ACP of a Family Group, as defined below, shall be determined by calculating the ratio of the aggregated Post-Tax Deposits and/or Company contributions of the
   Family Group to the Earnings of the Family Group.  The ACP of the
    Family Group shall be used in the calculation of the ACP for the Highly Compensated Employee group. If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group. For the purpose of this section, Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employee's Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and

                                 Page 33

    Employee spouses of such ascendants and descendants). A Family Group will be treated as a single Employee for Plan Years beginning before November 1, 1997."

7. Subclause (B) of Section IV(e)(4)(ii) is hereby amended to read in its entirety as follows:

    "(B) 2.00 times the smaller of the ADP or ACP for all such remaining Employees, then prior to the end of the Plan Year, either or both, as needed, of the ADP and ACP for such participating Highly Compensated Employees shall be reduced using the procedures defined in subparagraphs (2) and (3) of this Section IV(e) until there is no such excess."

8.  A new unnumbered paragraph is hereby added at the end of subparagraph
    (5) of Section IV(e) to read as follows:

    "For Plan Years beginning before November 1, 1997, a Family Group, as defined below, of a Highly Compensated Employee shall be treated as a single Employee under the Plan. A Family Group is defined as: a Highly Compensated Employee, who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees; such Employees' Employee spouse; and such Employee's lineal Employee ascendants and Employee descendants (and Employee spouses of such ascendants and descendants). If a Participant is required to be aggregated as a member of more than one Family Group in a plan, all Participants who are members of those Family Groups that include the Participant are aggregated as one Family Group."

9. Paragraph (c) of Section VI is hereby amended to read in its entirety as follows:

    "(c) A Participant who has completed five (5) Years of Service and who terminates employment with the Company on or after November 1, 1989, shall be 100% vested in such Participant's Post-Tax Match Account."

10. Paragraph (e) of Section VI is hereby amended to read in its entirety as follows:

     "(e) A Participant shall become 100% vested in such Participant's Post-Tax Match Account on the first day of the month following six (6) months of layoff, upon death, upon attainment of such Participant's 65th birthday, upon such Participant's retirement within the meaning of Section VIII(b) of the Plan, or upon permanent and total disability within the meaning of Section VIII(c) of the Plan."

11. Paragraphs (b) and (c) of Section XIV are hereby amended to read in their entirety, respectively, as follows:

     "(b)  Termination or Discontinuance of Company Contributions.
           ------------------------------------------------------
           The Company shall have the right at any time to terminate the Plan. The Company shall promptly give notice of such termination to all Participants. Upon termination of the Plan or upon complete discontinuance of the Company's contributions, each Participant's Company Contribution Account shall become fully vested, and shall not thereafter be subject to forfeiture.

                                 Page 34

           Upon termination of the Plan, the Committee shall direct the Trustee to distribute, as soon as practicable, all assets remaining in the Plan's trust fund, after payment of any expenses properly chargeable against such trust fund, to the Participants, in accordance with the value of each Participant's accounts as of the date of such termination, in cash or in kind. Distribution will not be made to the Participants if the Company establishes a successor plan as provided under Code Section 401(k); but such distributions will be made into the successor plan for the benefit of the Participants.

     "(c)  Partial Termination.
           -------------------
           The Company shall have the right at any time to terminate partially the Plan with respect to a group of Participants. The Company shall promptly give notice of such partial termination to all affected Participants. Upon such partial termination of the Plan, the Company Contribution Account of each affected Participant shall become fully vested, and shall not thereafter be subject to forfeiture. Upon partial termination of the Plan, the Committee shall direct the Trustee to distribute, as soon as practicable, all assets credited to the accounts of the affected Participants remaining in the Plan's trust fund, after payment of any expenses properly chargeable against the Plan's trust fund, to the affected Participants, in accordance with the value of each of the affected Participant's accounts as of the date of such partial termination, in cash or in kind. Distribution will not be made to the affected Participants if the Company establishes a successor plan as provided under Code Section 401(k); but such distributions will be made into the successor plan for the benefit of the affected Participants."





                                    ROBERT C. JAUDES
                                    --------------------------------------
                                    Title:  Chairman, President and
                                            Chief Executive Officer



                                    GERALD T. MCNEIVE
                                    ---------------------------------------
                                    Title:  Senior Vice President - Finance











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